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                                                                     Exhibit 5.1

                               PALMER & DODGE LLP
                    ONE BEACON STREET, BOSTON, MA 02108-3190

TELEPHONE: (617) 573-0100                             FACSIMILE: (617) 227-4420


                                 December 22, 1999

Procept, Inc.
840 Memorial Drive
Cambridge, Massachusetts 02139

Ladies & Gentlemen:

         We are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Procept, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof. The Registration Statement relates to up to 8,884,644 shares of the Company's Common Stock, $0.01 par value, (the "Common Stock"), comprising (i) 4,301,554 shares of Common Stock (the "Shares") currently outstanding and (ii) 4,583,090 shares of Common Stock (the "Warrant Shares") issuable upon exercise of warrants to purchase Common Stock (the "Warrants") and other convertible securities (the "Options"). We understand that the Shares and the Warrant Shares are to be offered and sold in the manner described in the Registration Statement.

         We have acted as your counsel in connection with the preparation of the Registration Statement. We are familiar with the proceedings of the Board of Directors in connection with the authorization, issuance and sale of the Shares, the Warrants and the Options. We have examined such other documents as we consider necessary to render this opinion.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable, and that upon exercise of the Warrants and the Options in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus filed as part thereof.

                                                     Very truly yours,


                                                     /s/ Palmer & Dodge LLP
                                                     PALMER & DODGE LLP